Exhibit 7.B

[Sutherland Asbill & Brennan LLP]




                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in each of the prospectuses included in Post-Effective Amendment No. 7 to the Registration Statement on Form S-6 for Security Life of Denver Separate Account L1 (File No. 33-88148). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By: /s/  Kimberly J. Smith
                                                ----------------------
                                                Kimberly J. Smith



Washington, D.C.
April 29, 1999